EXHIBIT 1.01

Allot Communication Ltd.

Conflict Minerals Report
For the reporting period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (the “Report”) of Allot Communications Ltd. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1, 2013 and December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals) that originated in the Democratic Republic of the Congo and certain adjoining countries (collectively, the “Covered Countries”).  As described in this Report, during the reporting period between January 1, 2013 and December 31, 2013, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.

PART I.  DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2013.

These products, which are referred to in this Report collectively as the “Covered Products,” include the following:

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Allot Service Gateway Sigma, Sigma E, and VDC product families – Highly scalable mobile platforms that enable Internet providers to manage high speed broadband performance, and control infrastructure and operating costs.

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NetEnforcer device family – Purpose-built devices for monitoring and managing data traffic on enterprise, cloud and broadband service provider networks that, with full-duplex speeds ranging from 10Mbps to 8Gbps, provide essential visibility, policy enforcement, and traffic steering for a wide range of networks.

PART II.  THE COMPANY’S DUE DILIGENCE PROCESS

Design of Due Diligence

The Company has conducted a good faith reasonable country of origin inquiry to determine the origin of the Conflict Minerals contained in the Covered Products.  This good faith reasonable country of origin inquiry was designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Following this inquiry, the Company had reason to believe that the Conflict Minerals necessary to the functionality or production of the Covered Products may have originated in the Covered Countries and that such Conflict Minerals may not be from recycled or scrap sources.  Therefore, the Company proceeded to exercise due diligence with respect to the source and chain of custody of the Conflict Minerals.  The Company’s due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas:  Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Conflict Minerals Policy

The Company adopted a policy relating to the Conflict Minerals (the “Policy”), incorporating the standards set forth in OECD Guidance.  Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals.  The Policy further provides that the Company is committed to work with its suppliers to educate them about appropriate sourcing practices so that Conflict Minerals are sourced only in a manner that results in products and materials that do not contain Conflict Minerals that directly or indirectly financed or benefited armed groups in the Covered Countries.

The Policy is available on the Company’s website at http://www.allot.com/quality_management.html.

Establishment of Strong Company Management Systems

To educate its senior management regarding sourcing practices, the Company has participated in groups and forums focused on responsible sourcing of the Conflict Minerals, including presentations given by the Institute of Printed Circuits (IPC), ILTAM – the Israeli Users' Association of Advanced Technologies in Hi-Tec Integrated systems, and Flextronics, a major supply chain solutions company, in addition to other educational seminars conducted by industry professionals.

Consistent with the Company’s commitment to sourcing products from suppliers that share its values with regard to human rights, ethics, and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of these minerals led by the senior Quality and Engineering staff and appointed focus groups, each tasked with a specific function as described below:

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Engineering: (1) identify and provide information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process and (2) establish and implement a database for tracking and reporting Conflict Minerals data.

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Quality: (1) formulate a policy relating to the Conflict Minerals, (2) ensure that the Company's Policy is addressed and implemented by suppliers in contracts and purchase orders and (3) to promote transparency, ensure that information concerning the Company's compliance is available to customers and sales personnel.

-	Legal: ensure compliance with relevant laws and regulations, including the related reporting requirements, confidentiality matters, contract reviews and other issues.

Identification and Assessment of the Risks in the Company’s Supply Chain

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacture of the Covered Products and the original sources of Conflict Minerals.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Further, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company may be within the scope of the Rule.  The dedicated engineering team reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in calendar year 2013 to determine which products may be within the scope of the Rule. In addition, a report which included a list of all components used to manufacture these products, including all of the components' suppliers, was generated using the Company’s enterprise resource management software. Based on the components used in products manufactured or contracted to be manufactured by the Company, it was assumed that all products manufactured or contracted to be manufactured and sold by the Company contained Conflict Minerals.

Based on the engineering team’s findings, the Company engaged an expert consulting agency, SBS Ltd., in order to establish the “Compliance Data Manager,” a firm but dynamic Conflict Minerals management system for gathering information about all components used by the Company, and ensuring a fixed tracking of sources such as manufacturers and suppliers of raw materials, in addition to other related information.

Next, once the final first tier supplier and manufacturer list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by SBS Ltd. as part of the supply chain survey, using the Electronic Industry Citizenship Coalition (“EICC”) Conflict Minerals Reporting Template. The letter from SBS Ltd. (i) reiterated the requirements of the Rule and its applicability to the Company and (ii) requested that each supplier complete the Conflict Minerals Reporting Template for all products supplied to the Company in 2013. The EICC Conflict Minerals Reporting Template requires suppliers to make representations regarding (i) the country of origin for the Conflict Minerals contained in the components or products it provides to the Company, (ii) whether such Conflict Minerals directly or indirectly finance armed conflict in the DRC, (iii) all of the smelters in the supplier’s supply chain for such Conflict Minerals, (iv) whether such smelters have been validated as in compliance with the Conflict Free Smelter Program, (v) whether the supplier has its own Conflict Minerals policy that requires its own direct suppliers to be conflict-free, and (vi) whether the supplier uses the EICC Conflict Minerals Reporting Template with its own suppliers to gather similar information.

The information received from manufacturers and suppliers was reviewed against the Conflict Free Sourcing Initiative (“CFSI”) Conflict Free Smelter list. To be categorized as “Conflict Minerals Free,” the EICC Conflict Minerals Reporting Template had to fully align with the CFSI Conflict Free Smelter list, which is a list of the names, locations and links to conflict minerals policies of all smelters or refiners that are compliant with the Conflict-Free Smelter Program assessment protocols.

EICC Conflict Minerals Reporting Templates received from manufacturers and suppliers were evaluated according to the following method:

-	Each EICC Conflict Minerals Reporting Template was compared against the CFSI Conflict Free Smelter list.

-	The Company worked with individual suppliers that had questions or concerns regarding the Conflict Minerals Reporting Template or the Rule.

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Manufacturers and suppliers that returned EICC Conflict Minerals Reporting Templates that appeared to be incomplete or incorrect where contacted again with a follow-up request to provide the omitted information or to correct the inaccuracies.

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Manufacturers and suppliers that refused to respond to the follow-up request were issued an official notification by the Company's senior officers, informing them that continued refusal may result in cancelation of all contract engagements.

All completed Conflict Mineral Reporting Templates from suppliers were stored electronically in a central location accessible to all authorized legal and supply chain employees.  The Company’s Quality Assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Following the process outlined above, as of December 31, 2013, the Company received responses from approximately 26% of the Company’s suppliers on the list, representing approximately 51%, of the Covered Products included in the supply-chain survey.

The Company relied on the completed EICC Conflict Mineral Reporting Templates it received from its suppliers as the main source of documentation supporting the representations made by such suppliers regarding the source and chain of custody of relevant Conflict Minerals, subject to any concerns or questions expressed by the Company concerning the information received through the EICC Conflict Mineral Reporting Template.

The Company reported its due diligence findings to senior management, including the Corporate Quality Assistant Vice president, and the Director of Engineering, overseeing the supply chain department.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to adequately assess all of the risks in its supply chain. The Company plans to continue to engage with its suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy.  The Company intends to monitor the performance and efficiency of its due diligence efforts and plans to establish procedures designed to incorporate any new risks into the risk management plan.

Independent Third-Party Audit of Smelter / Refiner Due Diligence Practices

Due to the Company's position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of these entities that provide its supply chain with the minerals that are contained in its Covered Products.  Instead, the Company relies upon industry efforts to influence smelters and refiners to get audited and become certified through the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program.

PART III.  THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

After exercising the due diligence described above, the Company was unable to conclusively determine the origin of all Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A.  Countries of origin of the Conflict Minerals with respect to the smelters and refineries listed on Appendix A are believed to include, to the extent known: Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, Ethiopia, Germany,  Hong Kong, Indonesia, Japan, Korea, Malaysia, Mozambique, Peru, Portugal, Russian Federation, Rwanda1,  South Africa (not DRC), Spain, Taiwan, Thailand, United States Of America, and Uzbekistan.

1 According to the information provided by the smelter in response to the Company’s inquiry, it is CFSI approved.

PART IV.  IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

The Company intends to take the following steps to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

-	Continue to engage with manufacturers and suppliers to obtain current, accurate and complete information about its supply chains.

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Encourage manufacturers and suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor.

-	Engage in industry initiatives promoting “conflict-free” supply chains.

-	Continue to improve due diligence efforts to ensure responsible sourcing in compliance with the Policy.

In coordination with the legal and other relevant teams, review all contract engagements with manufacturers and suppliers who, following the above process, still failed to comply with the Policy to assess subsequent possible actions, including possible cancellation of contracts and future engagements.

In accordance with the OECD Guidance and the Rule, this report is available on our website http://www.allot.com/quality_management.html.

APPENDIX A
CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Standard Smelter Names	Country of Smelter Facility
Gold	Academy Precious Metals(China) Co., Ltd	China
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold - und Silberscheideanstalt A.G.	Germany
Gold	Argor - Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres & Metaux SA	Switzerland
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Cookson Group	Spain
Gold	DAEJIN INDUS CO., LTD	Korea, Republic of
Gold	DAERYOUNG E&C	Korea, Republic of
Gold	DO SUNG CORPORATION	Korea, Republic of
Gold	Dongguan Standard Electronic Material Co., Ltd	China
Gold	Dowa	Japan
Gold	E-CHEM Enterprise Corp	Taiwan
Gold	ECO-SYSTEM RECYCLING CO., LTD.	Japan
Gold	Heesung Catalysts Corp.	Korea, Republic of
Gold	Heraeus Ltd Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Heraeus Zhaoyuan Changshu Electronic Materials Co., Ltd	China
Gold	Hwasung CJ Co., Ltd	Korea, Republic of
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey HongKong Ltd.	China
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper	United States
Gold	Kojima Chemicals Co. Ltd.	Japan
Gold	Korea Metal	Korea, Republic of
Gold	Kansan Jinni chemical industry reagents co., Ltd.	China
Gold	LG-Nikko	Korea, Republic of
Gold	Lingbao Jinyuan Tonghui	China
Gold	LS-Nikko Copper Inc.	Korea, Republic of
Gold	Materion	United States
Gold	Matsuda Sangyo Co. Ltd.	Japan
Gold	Metallic Resources Inc.	United States
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	Hong Kong

Metal	Standard Smelter Names	Country of Smelter Facility
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Mitui kinzoku Co Ltd. takehara seirenjyo	Japan
Gold	MK Electron	Korea, Republic of
Gold	N.E. Chemcat Corporatoin	Japan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD.	Japan
Gold	Ohio Precious Metals LLC	United States
Gold	Pan Pacific Copper Co. LTD.	Japan
Gold	Perth Mint (Western Australia Mint)	Australia
Gold	PT Timah	Indonesia
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS corp.	Korea, Republic of
Gold	Scotia Mocatta	Hong Kong
Gold	SD(Samdok) Metal	Korea
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shanghai Gold Exchange	China
Gold	So Accurate Refing Group	United States
Gold	So Accurate Refining Services	United States
Gold	Sojitz	Japan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Soochow University's	China
Gold	Standard Bank	Hong Kong
Gold	Sumitomo Metal Mining Co. Ltd.	Japan
Gold	Suzhou Xingrui Noble	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Technic Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	China
Gold	Tokuriki Honten Co. Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co; Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	Valcambi SA	Switzerland
Gold	Xstrata Canada Corporation	Switzerland
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China
Gold	Yokohama Metal Co Ltd.	Japan
Gold	Yoo Chang Metal Inc.	Korea
Gold	Yunnan Chengfeng	China
Gold	Zhaojin Gold & Silver Refinery Co., Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Cabot (Global Advanced Metals)	United States

Metal	Standard Smelter Names	Country of Smelter Facility
Tantalum	Changsha Southern	China
Tantalum	Exotech Inc.	United States
Tantalum	F & X Electro-Materials Limited	China
Tantalum	Global Advanced Metals	United States
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Group	United States
Tantalum	Kemet Blue Powder	United States
Tantalum	Meterion Advanced Materials Thin Film Products	United States
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Ulba	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	China
Tantalum	Cabot (Global Advanced Metals)	United States
Tantalum	Changsha Southern	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Limited	China
Tantalum	Global Advanced Metals	United States
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Group	United States
Tantalum	Kemet Blue Powder	United States
Tantalum	Meterion Advanced Materials Thin Film Products	United States
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Ulba	Kazakhstan
Tantalum	Zhuzhou Cement Carbide	China
Tin	AIM	Canada
Tin	Alpha Metals Korea Ltd.	Korea, Republic of
Tin	American Iron and Metal	Canada
Tin	Aoki Loboratories Ltd.	China
Tin	China Tin Smelter Co. Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cookson	United States
Tin	Cooper santa	Brazil
Tin	CV DS Jaya Abadi	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Daewoo International	Korea
Tin	EM Vinto	Bolivia
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	FSE Novosibirsk Refinery	Russian Federation
Tin	Furukawa Electric	Japan
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Heesung Metal Ltd.	Korea, Republic of
Tin	Heraeus Materials Singapore Pte, Ltd.	Singapore
Tin	Heraeus Materials Technology GmbH & Co. KG	Germany

Metal	Standard Smelter Names	Country of Smelter Facility
Tin	Heraeus Oriental Hitec Co., Ltd.	Korea, Republic of
Tin	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	Heraeus Zhaoyuan Changshu Electronic Material Co., Ltd	China
Tin	High Quality Technology Co., Ltd	China
Tin	Hitachi Cable	Japan
Tin	Huichang Shun Tin Kam Industries, Ltd.	China
Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	Brazil
Tin	Indonesian State Tin corporation	Indonesia
Tin	Jean Goldschmidt International	Belgium
Tin	Jiangxi Nanshan	China
Tin	JiangxiShunda Huichang Kam Tin Co., Ltd.	China
Tin	Ketabang	Indonesia
Tin	KOKI Japan	Japan
Tin	Kundur Smelter	Indonesia
Tin	LAIBIN SMELTERY OF LIUZHOU China TIN GROUP CO.,LTD.	China
Tin	Lingbao Jinyuan Tonghui	China
Tin	Liuzhou China Tin	China
Tin	Malaysia Smelting Corp	Malaysia
Tin	MCP Metal Specialist Inc.	United Kindom
Tin	Mentok Smelter	Indonesia
Tin	Metallo Chimique	Belgium
Tin	Metalor Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minsur	Peru
Tin	Minsur Mines	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co., Inc.	United States
Tin	nihon superior co.,ltd	Japan
Tin	Nihon Genma MFG Co., Ltd.	Thailand
Tin	Nihon Kagaku Sangyo Co., Ltd	Japan
Tin	Nippon Filler Metals Ltd	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	OMSA	Bolivia
Tin	PL Timah Tbk	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT indra Eramulti Logam Industri	Indonesia
Tin	PT Koba Tin	Indonesia

Metal	Standard Smelter Names	Country of Smelter Facility
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tambang	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT.DS JAYA ABADI	Indonesia
Tin	Pure Technology	Russian Federation
Tin	Rahman Hydrulic Tin Sdn Bhd	Malaysia
Tin	RBT	Indonesia
Tin	Rohm & Hass	China
Tin	Rui Da Hung	Taiwan
Tin	Samhwa Non-Ferrous Metal. Inc Co., Ltd	Korea, Republic of
Tin	seirenngyousya	China
Tin	SENJU METAL INDUSTRY CO.,LTD.	Japan
Tin	ShangHai YueQiang Metal Products Co., LTD	China
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.	Malaysia
Tin	SOFT METAIS LTDA	Brazil
Tin	Talcang City Nankang Metal Materila Co., Ltd	China
Tin	Thaisarco	Thailand
Tin	TIMAH	Indonesia
Tin	Tong Ding Metal Company. Ltd.	China
Tin	Unvertical International(Suzhou)Co., Ltd	China
Tin	White Solder Metalurgia	Brazil
Tin	Wilhelm Westmetall, Germany	Germany
Tin	XiHai - Liuzhou China Tin Group Co ltd - list as "China Tin"	China
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China
Tin	YTMM	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Tin Company Limited	China
Tin	Yuntinic Chemical GmbH	Germany
Tin	YunXi	China
Tin	Zhuhai Horyison Solder Co., Ltd	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Air Products	United States
Tungsten	Aldine Powder Technologies	United States
Tungsten	Allied Material	Japan
Tungsten	Alta Group	United States
Tungsten	Atlantic Metals	United States
Tungsten	ATI Tungsten Materials	United States
Tungsten	Beijing Zenith Materials	China
Tungsten	Buffalo Tungsten	China

Metal	Standard Smelter Names	Country of Smelter Facility
Tungsten	Changchun up-optic	China
Tungsten	Chenzhou Xingu Tungsten Industry Co Ltd	China
Tungsten	China Minerals Nonferrous Metals Co Ltd	China
Tungsten	China National Non-Ferrous & Jiangxi corporation limited	China
Tungsten	Chongjin Zhongyuan Tungsten Co Ltd	China
Tungsten	CWB Materials	United States
Tungsten	DAYU WEILIANG TUNGSTEN CO.,LTD	China
Tungsten	FUJIAN JINXIN TUNGSTEN CO.,LTD	China
Tungsten	Lanzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Lanzhou Hinge Tungsten & Molybdenum Materials Co., Ltd.	China
Tungsten	Lanzhou Hoaxing Tungsten	China
Tungsten	Lanzhou Nonferrous Metals Smelting Co Ltd.	China
Tungsten	Lanzhou Sea dragon Wimp Co., Ltd.	China
Tungsten	Lanzhou Sind Wimp Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp	United States
Tungsten	Golden Egret	China
Tungsten	HC Stack	United States
Tungsten	HC Starck GmbH	Germany
Tungsten	Hitachi Ltd.	Japan
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	IES Technical Sales	United States
Tungsten	Jade Electronic limited (JX Nippon Mining & Matel Co., Ltd)	Japan
Tungsten	Japan New Metals Co Ltd	Japan
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	Kennemetal Inc	United States
Tungsten	Meterion Advanced Materials Thin Film Products	United States
Tungsten	Midwest Tungsten Wire Co.	United States
Tungsten	Mitsubishi Materials Corp.	Japan
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	China
Tungsten	Plansee	Austria
Tungsten	Sincemat Co, Ltd	China
Tungsten	Solar Applied Materails Technology Corp.	Taiwan
Tungsten	Sumitomo	Canada
Tungsten	Sumitomo Electric, USA (A.L.M.T.)	United States
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	Sylham	United States
Tungsten	TaeguTec	Korea, Republic of
Tungsten	Triumph Northwest	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Wort Wayne Wire Die	United States
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China